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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-4 of our report dated January 29, 2001 (March 2, 2001, as to Note 27), appearing in the Annual Report on Form 10-K of Avis Group Holdings, Inc. for the year ended December 31, 2000 and incorporated by reference in the Current Report on Form 8-K of Cendant Corporation dated July 2, 2001.

/s/ Deloitte & Touche LLP
New York, New York
July 2, 2001